                                                                    EXHIBIT 21.1

                  LIST OF SUBSIDIARIES OF CELLSTAR CORPORATION
                  --------------------------------------------


NAME OF SUBSIDIARY                              INCORPORATION                         TRADENAMES USED
------------------                              -------------                         ---------------

National Auto Center, Inc.                           Texas                          National Auto Cellular

                                                                                        PC Cellular
                                                                                           TelStar
                                                                                     Communication Center
                                                                                          CellStar
                                                                                     Cellular Accessories
                                                                                            CMart

CellStar Air Services, Inc.                        Delaware                                 None

NAC Holdings, Inc.                                  Nevada                                  None

CellStar Fulfillment, Inc.                         Delaware                                 None

CellStar International
 Corporation/Asia                                  Delaware                                 None

CellStar International
 Corporation/S.A.                                  Delaware                                 None

Audiomex Export Corporation                        Delaware                                 None

CellStar Ltd.                             Texas Limited Partnership                 National Auto Cellular
                                                                                         PC Cellular
                                                                                     Communication Center
                                                                                           CellStar

CellStar Fulfillment, Ltd.                Texas Limited Partnership                         None

A & S Air Service, Inc.                            Delaware                                 None

CellStar West, Inc./(1)/                           Delaware                                 None

CellStar (Asia) Corporation LTD                   Hong Kong                                 None

CellStar Pacific PTE LTD/(2)/                     Singapore                                 None

---------------------------------

     /(1)/    80% owned joint venture

     /(2)/    80% owned joint venture


                                               JURISDICTION OF
NAME OF SUBSIDIARY                              INCORPORATION                         TRADENAMES USED
------------------                              -------------                         ---------------

CellStar Singapore PTE LTD                        Singapore                                 None

CellStar S.A.                                     Argentina                               Servicell

CellStar International
 Telefonia Celular, Ltda.                          Brazil                            Cellular Express

CellStar Celular Chile S.A.                        Chile                                  Servicell

CellStar Celular S.A.                            Venezuela                                  None

CellStar Industria da
 Telefonia da Amazonia LTD                         Brazil                                   None

CellStar de Colombia, Ltda.                       Colombia                           Cellular Express
                                                                                          Servicell

CellStar Ecuador S.A.                              Ecuador                                  None

Celular Express S.A. de C.V.                       Mexico                                   None

Celular Express
 Management S.A. de C.V.                           Mexico                                   None

CellStar Philippines, Inc./(3)/                  Philippines                                None

CellStar Amtel Sdn Bhd/(4)/                       Malaysia                                  None

CellStar (Taiwan) Co., Ltd.                        Taiwan                                   None

CellStar Telecommunication
 Service Company/(5)/                             Hong Kong                                 None

Shanghai CellStar International
 Trading Company, LTD                               China                                   None

----------------------------

     /(3)/    100% owned by CellStar Pacific PTE LTD

     /(4)/    40% owned by CellStar Pacific PTE LTD

     /(5)/    60% owned by CellStar (Asia) Corporation LTD